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                                                                    EXHIBIT 11.1



                        FIDUCIARY CAPITAL PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT


                                                   For the Year Ended December 31,
                                           ---------------------------------------------
                                                1999             1998            1997
                                           ------------     ------------    ------------
Net Investment (Loss) Income               $   (326,228)    $    107,781     $1,016,6937

Percentage Allocable to Limited Partners            100%              99%             99%
                                           ------------     ------------    ------------

Net Investment (Loss) Income
    Allocable to Limited Partners          $   (326,228)    $     93,769    $  1,006,526
                                           ============     ============    ============

Weighted Average Number of Limited
    Partnership Units Outstanding             1,100,323        1,190,993       1,288,211
                                           ============     ============    ============

Net Investment (Loss) Income
    Per Limited Partnership Unit           $       (.30)    $        .08    $        .78
                                           ============     ============    ============